Exhibit 99.1
Alphabet Announces First Quarter 2023 Results
MOUNTAIN VIEW, Calif. – April 25, 2023 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended March 31, 2023.
Sundar Pichai, CEO of Alphabet and Google, said: “We are pleased with our business performance in the first quarter, with Search performing well and momentum in Cloud. We introduced important product updates anchored in deep computer science and AI. Our North Star is providing the most helpful answers for our users, and we see huge opportunities ahead, continuing our long track record of innovation.”
Ruth Porat, CFO of Alphabet and Google, said: “Resilience in Search and momentum in Cloud resulted in Q1 consolidated revenues of $69.8 billion, up 3% year over year, or up 6% in constant currency. We remain committed to delivering long-term growth and creating capacity to invest in our most compelling growth areas by re-engineering our cost base.”
Q1 2023 financial highlights (unaudited)
Our first quarter 2023 results reflect:
i.$2.6 billion in charges related to reductions in our workforce and office space;
ii.a $988 million reduction in depreciation expense from the change in estimated useful life of our servers and certain network equipment; and
iii.a shift in the timing of our annual employee stock-based compensation awards resulting in relatively less stock-based compensation expense recognized in the first quarter compared to the remaining quarters of the year. The shift in timing itself will not affect the amount of stock-based compensation expense over the full fiscal year 2023.
For further information, please refer to our blog post also filed with the SEC via Form 8-K on April 20, 2023.
The following table summarizes our consolidated financial results for the quarters ended March 31, 2022 and 2023 (in millions, except for per share information and percentages).

	Quarter Ended March 31,
	2022	2023
Revenues	$68,011	$69,787
Change in revenues year over year	23%	3%
Change in constant currency revenues year over year(1)	26%	6%

Operating income	$20,094	$17,415
Operating margin	30%	25%

Other income (expense), net	$(1,160)	$790

Net income	$16,436	$15,051
Diluted EPS	$1.23	$1.17
(1)    Non-GAAP measure. See the table captioned “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” for more details.

Q1 2023 supplemental information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and number of employees

	Quarter Ended March 31,
	2022	2023
Google Search & other	$39,618	$40,359
YouTube ads	6,869	6,693
Google Network	8,174	7,496
Google advertising	54,661	54,548
Google other	6,811	7,413
Google Services total	61,472	61,961
Google Cloud	5,821	7,454
Other Bets	440	288
Hedging gains (losses)	278	84
Total revenues	$68,011	$69,787

Total TAC	$11,990	$11,721

Number of employees(1)	163,906	190,711
(1)    As of March 31, 2023, the number of employees includes almost all of the employees affected by the reduction of our workforce. We expect most of those affected will no longer be reflected in our headcount by the end of the second quarter of 2023, subject to local law and consultation requirements.
Segment Operating Results
Reflecting DeepMind’s increasing collaboration with Google Services, Google Cloud, and Other Bets, beginning in the first quarter of 2023 DeepMind is reported as part of Alphabet’s unallocated corporate costs instead of within Other Bets. Additionally, beginning in the first quarter of 2023, we updated and simplified our cost allocation methodologies to provide our business leaders with increased transparency for decision-making. Prior periods have been recast to reflect the revised presentation and are shown in Recast Historical Segment Results below.
As announced on April 20, 2023, we are bringing together part of Google Research (the Brain Team) and DeepMind to significantly accelerate our progress in AI. This change does not affect first quarter reporting. The group, called Google DeepMind, will be reported within Alphabet's unallocated corporate costs beginning in the second quarter of 2023.

	Quarter Ended March 31,
	2022	2023
	(recast)
Operating income (loss):
Google Services	$21,973	$21,737
Google Cloud	(706)	191
Other Bets	(835)	(1,225)
Corporate costs, unallocated(1)	(338)	(3,288)
Total income from operations	$20,094	$17,415
(1)Hedging gains (losses) related to revenue included in unallocated corporate costs were $278 million and $84 million for the three months ended March 31, 2022 and 2023, respectively. For the three months ended March 31, 2023, unallocated corporate costs include charges related to the reductions in our workforce and office space totaling $2.5 billion.

Additional information relating to the quarter ended March 31, 2023 (unaudited)
Reductions in Our Workforce and Office Space
In January 2023, we announced a reduction of our workforce, and as a result in the first quarter of 2023 we recorded employee severance and related charges of $2.0 billion, representing the majority of expected costs associated with this action. In addition, we are taking actions to optimize our global office space, and as a result we recorded charges related to office space reductions of $564 million in the first quarter of 2023. We may incur additional charges in the future as we further evaluate our real estate needs.
These severance and office space charges are included within our consolidated statements of income for the three months ended March 31, 2023 as follows (in millions):

	Severance and Related	Office Space	Total
Cost of revenues	$461	$220	$681
Research and development	835	247	1,082
Sales and marketing	445	35	480
General and administrative	253	62	315
Total charges	$1,994	$564	$2,558
For segment reporting, the substantial majority of these charges are included within unallocated corporate costs in our segment results.
Change in Useful Lives of Our Server and Network Equipment
In January 2023, we completed an assessment of the useful lives of our servers and network equipment and adjusted the estimated useful life of our servers from four years to six years and the estimated useful life of certain network equipment from five years to six years. This change in accounting estimate was effective beginning in fiscal year 2023 and the effect for the three months ended March 31, 2023 was a reduction in depreciation expense of $988 million and an increase in net income of $770 million, or $0.06 per basic and $0.06 per diluted share.
Timing of Our Annual Employee Equity Grants
Beginning in 2023, the timing of our annual employee stock-based compensation awards shifted from January to March. While the shift in timing itself will not affect the amount of stock-based compensation expense over the full fiscal year 2023, it results in relatively less expense recognized in the first quarter compared to the remaining quarters of the year.
Stock Repurchases
On April 19, 2023, the Board of Directors of Alphabet authorized the company to repurchase up to an additional $70.0 billion of its Class A and Class C shares in a manner deemed in the best interest of the company and its stockholders, taking into account the economic cost and prevailing market conditions, including the relative trading prices and volumes of the Class A and Class C shares. The repurchases are expected to be executed from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans.
Webcast and conference call information
A live audio webcast of our first quarter 2023 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=76CVRgZUfps. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of April 25, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31,	As of March 31,
	2022	2023
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,879	$25,924
Marketable securities	91,883	89,178
Total cash, cash equivalents, and marketable securities	113,762	115,102
Accounts receivable, net	40,258	36,036
Inventory	2,670	2,315
Other current assets	8,105	8,532
Total current assets	164,795	161,985
Non-marketable securities	30,492	31,213
Deferred income taxes	5,261	6,885
Property and equipment, net	112,668	117,560
Operating lease assets	14,381	14,447
Intangible assets, net	2,084	1,968
Goodwill	28,960	28,994
Other non-current assets	6,623	6,439
Total assets	$365,264	$369,491
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,128	$4,184
Accrued compensation and benefits	14,028	9,954
Accrued expenses and other current liabilities	37,866	43,185
Accrued revenue share	8,370	7,816
Deferred revenue	3,908	3,715
Total current liabilities	69,300	68,854
Long-term debt	14,701	13,697
Deferred revenue, non-current	599	610
Income taxes payable, non-current	9,258	9,722
Deferred income taxes	514	542
Operating lease liabilities	12,501	12,799
Other long-term liabilities	2,247	2,373
Total liabilities	109,120	108,597
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,849 (Class A 5,964, Class B 883, Class C 6,002) and 12,722 (Class A 5,943, Class B 883, Class C 5,896) shares issued and outstanding	68,184	70,269
Accumulated other comprehensive income (loss)	(7,603)	(6,000)
Retained earnings	195,563	196,625
Total stockholders’ equity	256,144	260,894
Total liabilities and stockholders’ equity	$365,264	$369,491

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended March 31,
	2022	2023
Revenues	$68,011	$69,787
Costs and expenses:
Cost of revenues	29,599	30,612
Research and development	9,119	11,468
Sales and marketing	5,825	6,533
General and administrative	3,374	3,759
Total costs and expenses	47,917	52,372
Income from operations	20,094	17,415
Other income (expense), net	(1,160)	790
Income before income taxes	18,934	18,205
Provision for income taxes	2,498	3,154
Net income	$16,436	$15,051

Basic earnings per share of Class A, Class B, and Class C stock	$1.24	$1.18
Diluted earnings per share of Class A, Class B, and Class C stock	$1.23	$1.17
Number of shares used in basic earnings per share calculation	13,203	12,781
Number of shares used in diluted earnings per share calculation	13,351	12,823

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended March 31,
	2022	2023
Operating activities
Net income	$16,436	$15,051
Adjustments:
Depreciation and impairment of property and equipment	3,591	3,060
Amortization and impairment of intangible assets	191	126
Stock-based compensation expense	4,504	5,284
Deferred income taxes	(2,090)	(1,854)
(Gain) loss on debt and equity securities, net	1,437	(84)
Other	140	553
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	4,364	4,454
Income taxes, net	3,820	4,069
Other assets	(776)	(746)
Accounts payable	(2,373)	(1,105)
Accrued expenses and other liabilities	(3,216)	(4,496)
Accrued revenue share	(828)	(602)
Deferred revenue	(94)	(201)
Net cash provided by operating activities	25,106	23,509
Investing activities
Purchases of property and equipment	(9,786)	(6,289)
Purchases of marketable securities	(28,462)	(14,227)
Maturities and sales of marketable securities	29,779	18,327
Purchases of non-marketable securities	(776)	(626)
Maturities and sales of non-marketable securities	12	36
Acquisitions, net of cash acquired, and purchases of intangible assets	(173)	(42)
Other investing activities	355	(125)
Net cash used in investing activities	(9,051)	(2,946)
Financing activities
Net payments related to stock-based award activities	(2,916)	(1,989)
Repurchases of stock	(13,300)	(14,557)
Proceeds from issuance of debt, net of costs	16,422	6,927
Repayments of debt	(16,420)	(6,952)
Proceeds from sale of interest in consolidated entities, net	0	3
Net cash used in financing activities	(16,214)	(16,568)
Effect of exchange rate changes on cash and cash equivalents	100	50
Net increase (decrease) in cash and cash equivalents	(59)	4,045
Cash and cash equivalents at beginning of period	20,945	21,879
Cash and cash equivalents at end of period	$20,886	$25,924

Segment results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended March 31,
	2022	2023
	(recast)
Revenues:
Google Services	$61,472	$61,961
Google Cloud	5,821	7,454
Other Bets	440	288
Hedging gains (losses)	278	84
Total revenues	$68,011	$69,787
Operating income (loss):
Google Services	$21,973	$21,737
Google Cloud	(706)	191
Other Bets	(835)	(1,225)
Corporate costs, unallocated	(338)	(3,288)
Total income from operations	$20,094	$17,415
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, hardware, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; sales of apps and in-app purchases, and hardware; and fees received for subscription-based products such as YouTube Premium and YouTube TV.
•Google Cloud includes infrastructure and platform services, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues from fees received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of health technology and internet services.
After the segment reporting changes discussed above, unallocated corporate costs primarily include AI-focused shared R&D activities; corporate initiatives such as our philanthropic activities; and corporate shared costs such as finance, certain human resource costs, and legal, including certain fines and settlements. In the first quarter of 2023, unallocated corporate costs also include charges associated with reductions in our workforce and office space. Additionally, hedging gains (losses) related to revenue are included in unallocated corporate costs.
Recast Historical Segment Results
Recast historical segment results are as follows (in millions; unaudited):

	Quarter				Fiscal Year
	Recast Historical Results
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Operating income (loss):
Google Services	$21,973	$21,621	$18,883	$20,222	$88,132	$82,699
Google Cloud	(706)	(590)	(440)	(186)	(2,282)	(1,922)
Other Bets	(835)	(1,339)	(1,225)	(1,237)	(4,051)	(4,636)
Corporate costs, unallocated(1)	(338)	(239)	(83)	(639)	(3,085)	(1,299)
Total income from operations	$20,094	$19,453	$17,135	$18,160	$78,714	$74,842
(1)Includes hedging gains (losses); in fiscal years 2021 and 2022 hedging gains of $149 million and $2.0 billion, respectively.

For reference, segment results as previously reported are as follows (in millions; unaudited):

	Quarter				Fiscal Year
	Previously Reported Historical Results
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2021	2022
Operating income (loss):
Google Services	$22,920	$22,770	$19,781	$21,101	$91,855	$86,572
Google Cloud	(931)	(858)	(699)	(480)	(3,099)	(2,968)
Other Bets	(1,155)	(1,686)	(1,611)	(1,631)	(5,281)	(6,083)
Corporate costs, unallocated(1)	(740)	(773)	(336)	(830)	(4,761)	(2,679)
Total income from operations	$20,094	$19,453	$17,135	$18,160	$78,714	$74,842
(1)Includes hedging gains (losses); in fiscal years 2021 and 2022 hedging gains of $149 million and $2.0 billion, respectively.
Other income (expense), net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended March 31,
	2022	2023
Interest income	$414	$797
Interest expense	(83)	(80)
Foreign currency exchange gain (loss), net	(73)	(210)
Gain (loss) on debt securities, net	(367)	(293)
Gain (loss) on equity securities, net(1)	(1,070)	377
Performance fees	233	118
Income (loss) and impairment from equity method investments, net	(89)	(51)
Other	(125)	132
Other income (expense), net	$(1,160)	$790
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q1 2023, the net effect of the gain on equity securities of $377 million and the $118 million reversal of previously accrued performance fees related to certain investments increased the provision for income tax, net income, and diluted EPS by $104 million, $391 million, and $0.03, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended March 31, 2023
Net cash provided by operating activities	$23,509
Less: purchases of property and equipment	(6,289)
Free cash flow	$17,220
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended March 31, 2022 to the Quarter Ended March 31, 2023

			Quarter Ended March 31, 2023
					% Change from Prior Period
	Quarter Ended March 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
United States	$31,733	$32,864	$0	$32,864	4%		0%	4%
EMEA	20,317	21,078	(1,173)	22,251	4%		(6)%	10%
APAC	11,841	11,681	(834)	12,515	(1)%		(7)%	6%
Other Americas	3,842	4,080	(167)	4,247	6%		(5)%	11%
Revenues, excluding hedging effect	67,733	69,703	(2,174)	71,877	3%		(3)%	6%
Hedging gains (losses)	278	84
Total revenues(1)	$68,011	$69,787		$71,877	3%	0%	(3)%	6%
(1)Total constant currency revenues of $71.9 billion for the quarter ended March 31, 2023 increased $4.1 billion compared to $67.7 billion in revenues, excluding hedging effect for the quarter ended March 31, 2022.
Comparison from the Quarter Ended December 31, 2022 to the Quarter Ended March 31, 2023

			Quarter Ended March 31, 2023
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	December 31, 2022	March 31, 2023
United States	$36,982	$32,864	$0	$32,864	(11)%		0%	(11)%
EMEA	21,762	21,078	1,010	20,068	(3)%		5%	(8)%
APAC	11,979	11,681	415	11,266	(2)%		4%	(6)%
Other Americas	4,656	4,080	17	4,063	(12)%		1%	(13)%
Revenues, excluding hedging effect	75,379	69,703	1,442	68,261	(8)%		1%	(9)%
Hedging gains (losses)	669	84
Total revenues(1)	$76,048	$69,787		$68,261	(8)%	0%	1%	(9)%
(1)Total constant currency revenues of $68.3 billion for the quarter ended March 31, 2023 decreased $7.1 billion compared to $75.4 billion in revenues, excluding hedging effect for the quarter ended December 31, 2022.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended March 31, 2021 to the Quarter Ended March 31, 2022

			Quarter Ended March 31, 2022
	Quarter Ended March 31,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2021	2022
Revenues excluding hedging effect	$55,423	$67,733	$(1,991)	$69,724	22%		(4)%	26%
Hedging gains (losses)	(109)	278
Total revenues	$55,314	$68,011		$69,724	23%	1%	(4)%	26%